Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Twin Disc, Incorporated of our reports dated September 2, 2021 relating to the consolidated financial statements, financial statement schedule and the effectiveness of internal control over financial reporting of Twin Disc, Incorporated appearing in this Annual Report on Form 10-K of Twin Disc, Incorporated for the year ended June 30, 2021.

/s/ RSM US LLP

Milwaukee, Wisconsin
November 5, 2021